Exhibit 10.4

FIRST AMENDMENT TO

EX-US COMMERCIALIZATION AGREEMENT

This First Amendment (“First Amendment”) to the Ex-US Commercialization Agreement (the “Agreement”), effective April 7, 2015, by and between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070, Basel, Switzerland ( “Roche”), on the one hand, and Foundation Medicine, Inc., with an office and place of business at 150 Second Street, Cambridge, MA 02141, U.S.A. (“FMI”), on the other hand (each a “Party,” and collectively, the “Parties”), is entered into by and between the Parties on May 9, 2016 and shall be considered effective as of April 7, 2016 (the “First Amendment Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein are used with the meanings ascribed to them in the Agreement.

Section 6.3.  Section 6.3 of the Agreement is hereby replaced with the following:

“6.3Reporting Adverse Events

If the development or commercialization of a given Product mandates the mutual reporting of Adverse Events, then the Parties will establish procedures for tracking and informing each other concerning such Adverse Events as required by law, and shall maintain such databases and execute such agreements as needed for this purpose.

If in the course of the activity covered by this Agreement, FMI employees (i) in FMI’s medical affairs group or pathology group or (ii) who are client services representatives or sales account executives, become aware of a suspected Adverse Events/special situation report (pregnancy, breastfeeding, lack of efficacy, overdose, misuse, abuse, off-label use, medication errors (included intercepted and potential), occupational exposure, suspected transmission of an infectious agent via a medicinal product, death, quality defect or falsified medicinal product) associated with the use of a Roche medicinal product, this should be reported to the Roche Drug Safety department at welwyn.pds-pc@roche.com promptly. As used herein, “Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have to have a causal relationship with this treatment. An Adverse Event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal product, whether or not related to the medicinal product.”

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed as of the date set forth above. All other terms and conditions of the Agreement remain in force and effect.

FOUNDATION MEDICINE, INC.	F. HOFFMANN-LA ROCHE LTD
Signed: /s/ Steven J. Kafka	Signed: /s/ Sandra Verboven
Name: Steven J. Kafka, PhD	Name: Sandra Verboven
Title: President & Chief Operating Officer	Title: Global Head PV Licensing

F. HOFFMANN-LA ROCHE LTD
Signed: /s/ Stefan Arnold
Name: Stefan Arnold
Title: Head Legal Pharma

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